Exhibit 10.8

TEXT MARKED BY [* * *] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
MEDRIO, INC. MASTER SERVICES AGREEMENT
CUSTOMER:    Kindred Bio, a DE corporation
ADDRESS:    1499 Bayshore Highway, Suite 226 Burlingame, CA 94010
EFFECTIVE DATE: 05/31/2013
This Master Services Agreement (which, with any Order Form, as defined below, shall be referred to herein as the "Agreement") is entered into, effective as of the "Effective Date" set forth above, by and between Medrio, Inc., a Delaware corporation, with offices at 595 Market Street, Suite 1200, San Francisco, CA 94105, and the customer identified above ("Customer"). For and in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the parties hereto agree as follows:

1.	SERVICES AND SUPPORT.
a.Medrio shall provide hosted services consisting of web-based access to Medrio's proprietary tools as further described in the attached Medrio Order Form, and any other order forms fully executed by the parties after the Effective Date (each, an "Order Form") and related support services (collectively, the "Services"). A separate Order Form shall be required for each study (or groups of studies, where expressly stated in the Order Form) or other services for which Customer seeks to use the Services. All Order Forms shall be governed by, and made a part of, this Agreement. If Customer's usage for a particular study or service exceeds that shown in the applicable Order Form, Medrio shall charge Customer for such additional usage at rates comparable to those in such Order Form. Medrio reserves the right to change its rates for the Services, and to impose additional fees, with respect to any new Order Form entered in connection herewith.
b.Customer shall be responsible for obtaining and maintaining all equipment and ancillary services needed to connect to, access or otherwise use the Services (collectively, "Equipment"), and for ensuring that the Equipment is compatible with the Services and complies with the specifications in Medrio's then-current published policies. Customer also shall be responsible for maintaining the security of the Equipment, its account, all passwords and files, and for all use of the Services through its registered account.
c.Subject to the terms hereof, Medrio shall provide Customer with level-2 technical support (or other support that may be agreed to on an Order Form), through e-mail or telephone, in accordance with the terms of this Agreement. Medrio shall provide 99.5% Uptime (24x7x365) of the Services, per calendar month, excluding regularly scheduled maintenance times, which shall not exceed five (5) hours per calendar month, and excluding outages beyond Medrio's control (such as those caused by Customer's computers or connectivity, or a general internet failure). As used herein, "Uptime" means availability and access to the Services by Customer.
2.    STUDIES. The terms of each Order Form shall apply solely to the study (or group of studies) identified in such Order Form. Upon completion of each study, Customer shall notify Medrio and the study will be archived. Other arrangements such as maintaining the study live after completion may be made on request and subject to Medrio's then-current policies with respect thereto.
3.REGISTRATION; LOG-IN INFORMATION. Customer shall be given log-in user names and initial passwords (the "Log-In Information"), which shall include a click-through to end user terms relating to the Services, (set forth at https://login.medrio.com, as such may be updated from time). Customer shall be responsible for maintaining the confidentiality and security of its Log-In Information, and shall be fully responsible for all activities which occur as the result of access using the Log-In Information. Customer shall immediately notify Medrio at securityPmedrio.com of any actual or suspected unauthorized use of its Log-Information or similar breach of security.

595 Market Street, Suite 1300
San Francisco, CA 94105
877.763.3746 I 510.893.2010 fax I www.Medrio.com .

4.FEES. Unless otherwise stated in the Order Form, Medrio shall invoice Customer electronically (or at Customer's request, in hard copy) at the beginning of the calendar month during which the Services shall be performed. All invoices shall be paid within thirty (30) days of the date of invoice. In the event of an error in any invoice, no adjustment shall be made unless Customer has contacted Medrio in writing (which may be via e-mail to invoicing@medrio.com with confirmed receipt) within sixty (60) days of the date of the disputed invoice. Unpaid invoices are subject to a finance charge of 1.5% per month on any outstanding balance, or the maximum permitted by law, if lower, plus all expenses of collection. Customer shall be responsible for all duties, withholdings and taxes associated with the Services other than taxes based on Medrio's net income.
5.RESTRICTIONS ON USE. This is a contract for services only. The software used to provide the Services shall be installed, accessed and maintained only by or for Medrio; no license is granted in it. Customer shall not, directly or indirectly: reverse engineer, decompile, disassemble or otherwise attempt to discover the source code, object code or underlying structure, ideas or algorithms of the Services or any software or documentation related to the Services ("Software"); modify, translate, or create derivative works based on the Services or any Software; copy, rent, lease, distribute, pledge, assign, or otherwise transfer or encumber rights to the Services or any Software; or use the Services or any Software for timesharing or service bureau purposes or otherwise for the benefit of a third party.
6.CONFIDENTIAL INFORMATION. Each party (the "Receiving Party") has disclosed or may disclose information relating to the other party's business ("Proprietary Information" of the "Disclosing Party"), provided however that nothing other than Service Data (as defined below) shall be considered Proprietary Information of Customer unless either the information is or was disclosed in written form (including e-mail) and is conspicuously marked "Confidential" or "Proprietary," or it is identified as confidential or proprietary when disclosed and is then delivered in the appropriately marked form within ten (10) days of disclosure. The Receiving Party shall: (i) take reasonable precautions to protect such Proprietary Information, and (ii) not use (except as expressly permitted herein) or divulge to any third person any such Proprietary Information. Except with respect to Service Data, the Disclosing Party agrees that the foregoing shall not apply three (3) years after disclosure or if the Receiving Party can document that the information (a) is or has become generally available to the public; (b) was in its possession or known by it prior to receipt from the Disclosing Party; (c) was rightfully disclosed to it by a third party; (d) was independently developed without use of any Proprietary Information of the Disclosing Party; or (e) is required by law or regulatory or judicial order to be disclosed. Notwithstanding anything to the contrary in this Agreement, Medrio may collect and use, on an entirely anonymous and aggregated basis, the Service Data, provided however that no such use shall identify or otherwise be linked to Customer or any of its Clinical Data (or any test subject related to such Clinical Data), or otherwise make it possible for any third party to associate Customer with any services provided by Medrio or to associate any Clinical Data with any test subject. "Service Data" shall mean all data contained in the Services including but not limited to configuration information, usage information, access logs, Clinical Data and other Customer-entered data. "Clinical Data" is all data entered by Customer in the Services that is based on direct observation of, or reporting by or otherwise directly related to, a test subject.
7.TERM AND TERMINATION.
a.Term. This Agreement shall commence on the Effective Date and shall continue for one (1) year (the "Initial Term"), and then automatically renew for subsequent one-year terms (each, a "Renewal Term"), unless one party notifies the other, no less than sixty (60) days prior to end of the Initial Term or any Renewal Term, of its intention not to renew, or unless otherwise terminated in accordance with this Agreement. Notwithstanding the foregoing, in the event that either party notifies the other party of its intention not to renew, the Agreement shall not terminate until the conclusion of all studies commenced under Order Forms fully executed as of the date of notice of non-renewal. The Initial Term and any Renewal Term(s) shall collectively be referred to herein as the "Term."
b.Termination for Cause. Either party may terminate this Agreement in the event of breach of a material obligation by the other party if such breach remains uncured to the reasonable satisfaction of the non-breaching party thirty (30) days after written notice specifying the breach. Medrio may terminate this Agreement upon ten (10) days prior written notice if Customer fails to pay the full amount of any undisputed invoice when due, if such amount is not paid within the ten-

595 Market Street, Suite 1300
San Francisco, CA 94105
877.763.3746 I 510.893.2010 fax I www.Medrio.com .

day cure period. Either party may terminate this Agreement immediately by written notice if the other party becomes insolvent, is dissolved or liquidated (except for reorganization), makes a general assignment for the benefit of its creditors, files or has filed against it a petition for bankruptcy, or has a receiver appointed for a substantial part of its assets.
c.Other Termination bv Customer. Customer may terminate this Agreement or any Order Form hereunder immediately upon written notice if (i) authorization from the FDA or other regulatory authority is withdrawn, (ii) Customer's client, if applicable, terminates for safety or ethical reasons, or (iii) Customer's client, if applicable, modifies or terminates the applicable agreement between it and Customer, and the Customer client or Customer modifies the applicable study in a manner that eliminates the need for the Services. In the event of any termination requested by Customer under this Subsection 7(c), there shall be no refund of any pre-paid amounts, provided however that Medrio shall provide a credit of such unused pre-paid amounts to any future Order Forms.
8.COMPLIANCE WITH APPLICABLE LAWS. Each party shall comply with all laws and regulations applicable to the Services, including but not limited to the requirements of the Health Insurance Portability and Accountability Act ("HIPAA") governing Personal Health Information ("PHI"), as defined in the Privacy Rule and the Security Rule of HIPAA (collectively, "Applicable Laws"). When using the Services, Customer shall ensure that its staff is fully trained in handling all PHI in compliance with all Applicable Laws, that PHI collected by Customer is correctly designated as such, and that appropriate controls on access to and use of the Services are implemented and monitored by Customer. Customer understands and agrees that Medrio shall have no responsibility or liability of any kind relating to the dissemination or use of any Clinical Data or any material derived from any Clinical Data once it leaves the direct control of Medrio (e.g., by screen shot, export, report, etc.). Customer shall not remove or export from the United States or allow the export or re-export of the Services, or any direct product thereof, in violation of any restrictions, laws or regulations of the United States Department of Commerce, the United States Department of Treasury Office of Foreign Assets Control, or any other United States or foreign agency or authority.
9.INDEMNITIES.
a.Medrio hereby agrees to indemnify, defend and hold harmless Customer and its parents, subsidiaries, affiliates, officers, directors and employees, from all losses, liabilities, costs, damages, penalties, fines and expenses, including reasonable attorneys' fees (collectively, "Losses") arising from any and all third-party claims, demands, threats, suits or proceedings (each, a "Claim") arising from any alleged breach by Medrio of Section 8 (Compliance with Applicable Laws), or from any allegation that the Services infringe, violate or misappropriate the intellectual property rights of any third party.
b.Customer agrees to indemnify, defend and hold Medrio and its parents, subsidiaries, affiliates, officers, directors and employees, harmless from all Losses arising from any and all Claims arising from any act or omission of Customer in breach of this Agreement, including but not limited to any violation of any Applicable Law in connection with Customer's use of the Services.
c. If any Claim is asserted or instituted with respect to which Customer or Medrio is entitled to indemnification, then the party seeking indemnification shall promptly notify the indemnifying party of all material details of such Claim known to it. The party seeking indemnification shall cooperate with the indemnifying party in the defense of the Claim, and shall not compromise or otherwise settle any such Claim without the indemnifying party's prior written consent.
10.AUDITS. Upon reasonable notice and during regular business hours, Customer or its agents may inspect Medrio's facilities and may audit its records, including contracts, copies, files, records, accounts and other documents and materials in Medrio's possession or under its control, relating to the Services provided to Customer. Medrio shall make available all such records and shall provide commercially reasonable assistance in the inspection or audit. Customer's right to audit shall continue for one (1) year after termination or expiration of this Agreement, or longer if required by Applicable Laws.
11.PROPRIETARY RIGHTS. Customer acquires only the right to use the Services, and does not acquire any rights of ownership whatsoever in or to the Services, or any technology used to provide the Services. All rights, title, and

595 Market Street, Suite 1300
San Francisco, CA 94105
877.763.3746 I 510.893.2010 fax I www.Medrio.com .

interest in and to the Services and (other than content created as a result of use of the Services by Customer), the material on the Medrio Web site, including without limitation all intellectual property rights therein, shall at all times exclusively remain with Medrio. All rights not expressly granted to Customer under this Agreement are reserved to Medrio. Customer shall retain all rights, including ownership of all intellectual property rights to content created or uploaded by Customer while using the Services.
12.WARRANTIES; DISCLAIMERS OF WARRANTIES. Each party represents and warrants that it has the power and authority to enter into and fully perform its obligations under this Agreement. Medrio represents and warrants that it shall use reasonable efforts consistent with prevailing industry standards to maintain the Services in a manner that minimizes errors and interruptions in the Services. Services may be temporarily unavailable for scheduled maintenance or for unscheduled emergency maintenance, either by Medrio or by third-party providers, or due to other causes beyond Medrio's reasonable control. Medrio does not warrant that the Services shall be uninterrupted or error free, or that defects in the Services shall be corrected; nor does Medrio make any warranty as to the results that may be obtained from use of the Services. THE SERVICES ARE PROVIDED "AS IS" AND MEDRIO DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT (PROVIDED HOWEVER THAT THE FOREGOING DISCLAIMERS OF WARRANTY SHALL NOT DIMINISH THE OBLIGATION OF MEDRIO TO PROVIDE THE SERVICES IN ACCORDANCE WITH SUBSECTION 1 (c)).
13.LIMITATION OF LIABILITY. EXCEPT WITH RESPECT TO INDEMNIFIED CLAIMS UNDER SECTION 9, BREACH OF SECTION 7 (CONFIDENTIAL INFORMATION) AND INFRINGEMENT OF A PARTY'S INTELLECTUAL PROPERTY RIGHTS, NEITHER PARTY OR ITS OFFICERS, AFFILIATES, REPRESENTATIVES, SUPPLIERS, CONTRACTORS OR EMPLOYEES SHALL BE LIABLE UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY: (A) FOR ERROR OR INTERRUPTION OF USE OR FOR LOSS OR INACCURACY OR CORRUPTION OF DATA OR COST OF PROCUREMENT OF SUBSTITUTE GOODS, SERVICES OR TECHNOLOGY OR LOSS OF BUSINESS; (B) FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES; (C) FOR ANY MATTER BEYOND THAT PARTY'S REASONABLE CONTROL, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE; OR (D) FOR ANY AMOUNTS THAT, TOGETHER WITH AMOUNTS ASSOCIATED WITH ALL OTHER CLAIMS, EXCEED THE FEES PAID BY CUSTOMER TO MEDRIO FOR THE SERVICES UNDER THE APPLICABLE ORDER FORM IN THE TWELVE (12) MONTHS PRIOR TO THE ACT THAT GAVE RISE TO THE LIABILITY. IN NO EVENT SHALL EITHER PARTY BE DIRECTLY LIABLE TO THE OTHER PARTY FOR ANY PUNITIVE OR EXEMPLARY DAMAGES.
14.SECURITY OF DATA. During the Term Medrio shall maintain a comprehensive data security program, which shall include the following: (a) Medrio shall have a written information security plan that fully documents the content and implementation of Medrio's administrative, technical, and physical safeguards to protect the Service Data; (b) Medrio shall conduct periodic risk assessments (at a minimum, annually) and use the results of those risk assessments to update its security program as needed; and (c) Medrio shall notify Customer within a reasonable time period, but within no more than seventy-two (72) hours, if it has reason to suspect that there has been unauthorized access to or acquisition of any Service Data. All Medrio employees and contractors with access to Service Data shall be trained in procedures to ensure compliance by Medrio with the obligations set forth in Section 8 (Compliance with Applicable Laws).
15.INSURANCE. Medrio represents and warrants that it has a valid policy of workers' compensation insurance for protection against any injuries suffered by Medrio's agents, employees, or contractors while performing its obligations hereunder, and commercial general liability insurance for protection against any personal property damage or liability suffered by Customer or any third party as a result of acts of omission of Medrio or its agents, employees or contractors. Medrio shall provide Customer with evidence of such insurance coverage, upon the reasonable written request of Customer at any time during the Term.

595 Market Street, Suite 1300
San Francisco, CA 94105
877.763.3746 I 510.893.2010 fax I www.Medrio.com .

16.INDEPENDENT CONTRACTORS. For all purposes hereof and in the performance of its obligations under this Agreement, Medrio is and shall remain an independent contractor. Nothing in this Agreement shall be deemed or construed to create an employer/employee, joint venture, or partnership relationship between Medrio and Customer. Neither party shall have any authority to make any promise, representation, or contract of any nature on behalf of the other party.
17.PUBLICITY. Neither party shall issue any press release or other publicity without the prior written consent of the other (which may be given via e-mail), provided however that Medrio may during the Term include Customer on its customer list.
18.ASSIGNMENT. Neither party may assign or otherwise transfer its rights under this Agreement, including the license granted hereunder, without the prior written consent of the other party (which may be given via e-mail), provided however that either party may assign this Agreement, provided that it gives written notice, in connection with a merger, sale or acquisition of it, or a sale of all or substantially all the assets to which this Agreement relates.
19.GENERAL. If any provision of this Agreement is found to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary to allow this Agreement to remain in full force and effect and enforceable. This Agreement, with any Order Form that is attached, or that is executed by the parties and effective on or after the Effective Date, is the complete and exclusive statement of the mutual understanding of the parties and supersedes and cancels all previous written and oral agreements, communications and other understandings relating to the subject matter of this Agreement. All waivers and modifications must be in a writing signed by both parties, except as otherwise provided herein. This Agreement shall be governed by the laws of the State of California without regard to any conflict of laws principle that would refer the governance, interpretation or construction of this Agreement to the laws of another jurisdiction. Each party irrevocably submits to the personal jurisdiction of the courts located in San Francisco County, California, and agrees that such courts shall have exclusive jurisdiction with respect to this Agreement, and that venue shall be proper in any such court. Upon termination or expiration of this Agreement, the following clauses shall survive: Sections 4 (as to unpaid amounts), 5, 6, 7(c) (last sentence), 8 through 13, inclusive, and this Section 19. Upon termination, Medrio may, but is not obligated to, delete archived Service Data (to the extent permitted under Applicable Laws). In the event of any dispute under this Agreement, the parties shall work in good faith, for a period of no less than thirty (30) days from the date of written notice of such dispute, to resolve the matter informally, prior to the commencement of any formal proceeding. All notices under this Agreement shall be in writing and shall be deemed to have been duly given: upon receipt, if delivered personally or by a recognized overnight delivery service; when receipt is electronically confirmed, if transmitted by e-mail; and upon receipt, if sent by certified or registered mail, return receipt requested. All notices to Medrio shall be sent to 595 Market Street, Suite 1300, San Francisco, CA 94105, Attn: Legal Dept.; e-mail notices shall be sent to notices@medrio.com. All notices to Customer shall be sent to the address set forth below.

Medrio, Inc.		Costumer:	Kindred Biosciences, Inc.
Signature	/s/ Scott Weldley	Signature	Print Full Name /s/ Richard Chin
Name	Scott Weldley	Name	Richard Chin
Title:	Director of Sales	Title:	CEO
Date:	6/3/2013	Date:	6/3/13

Address for Legal Notices:

58 West Portal Avenue #105

595 Market Street, Suite 1300
San Francisco, CA 94105
877.763.3746 I 510.893.2010 fax I www.Medrio.com .

San Francisco, CA 94127
Attn:    Richard Chin
E-mail Address for Legal Notices: richard.chin@kindredbio.com

595 Market Street, Suite 1300
San Francisco, CA 94105
877.763.3746 I 510.893.2010 fax I www.Medrio.com .

Exhibit A
Order Form
BILLING INFORMATION
Customer
Study
Medrio Account Manager
Study Initiation Date(estimated) Billing Commencement Date Customer Billing Contact Customer Email
Kindred Bio
Animal Health - Kindred
April Lepito
06/12/2013
06/12/2013 Richard Chin, M.D. richard.chin@kindredbio.com

TECHNICAL PARAMETERS
Number of Login Users
Data Points
Standard Technical Support Dictionary Coding
eCRF File Attachments
ePRO

Randomization
24/7 Technical Support

Medrio caps the number of users to prevent misuse. Please contact your Account
Manager if you will exceed these maximums.
Studies up to 12 months duration: [****]
Studies greater than 12 months duration: [****]
[*******] per study maximum (more can be purchased as a separate module)
Level 2 included: 6am to 6pm PST by phone and 24/5 email, M-F, all in English
No
No
2MB each file, 1 GB total per year.
Additional storage may be purchased as a separate module
No
No
No
SERVICE CONFIGURATION

595 Market Street, Suite 1300
San Francisco, CA 94105
877.763.3746 I 510.893.2010 fax I www.Medrio.com .

PRODUCT NAME	CHARGE	TOTAL
EDC Up to [**] concurrent studies	Annual Prepay 1st Year	Initial Payment: [********]*
Professional Services	Per Day Training Charge 2.0 @ [********]/Day	Initial Payment: [********]

Initial Payment Total	[********]
Contract Lifetime	12 months
Total Contract Value	[********]

*May 31, 2014: Option to opt-in for 12 months at $[********]
*May 31, 2015: Option to opt-in for 12 months at $[********]

PROFESSIONAL SERVICES
Hourly work: hours in addition to the amounts specified in this Order Form are billable under this Order Form, but only when pre-authorized.
Pass-through: expenses are billable under this Order Form, but only when pre-authorized.

595 Market Street, Suite 1300
San Francisco, CA 94105
877.763.3746 I 510.893.2010 fax I www.Medrio.com .